CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-178936 on Form N-1A of our report dated March 19, 2012, relating to the statements of assets and liabilities of the American Funds Portfolio Series, comprising the American Funds Tax-Exempt Preservation Portfolio, American Funds Preservation Portfolio, American Funds Tax-Advantaged Income Portfolio, American Funds Income Portfolio, American Funds Balanced Portfolio, American Funds Growth and Income Portfolio, American Funds Growth Portfolio, and American Funds Global Growth Portfolio, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings “Independent registered public accounting firm” and “Prospectuses, reports to shareholders and proxy statements” in the such Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 22, 2012